UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2025

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver, CO 80202
(Address of principal executive offices including Zip Code)

(720) 631-2100

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2025 (the “Closing Date”), DaVita Inc. (the “Company”) completed the previously announced private offering (the “Notes Offering”) of $1.0 billion aggregate principal amount of its 6.750% Senior Notes due 2033 (the “2033 Notes”).

The 2033 Notes and related subsidiary guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The 2033 Notes and related subsidiary guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The Company received total net proceeds from the Notes Offering, after deducting the initial purchasers’ discount and other estimated fees and expenses, of approximately $986 million. The Company intends to use the net proceeds from the Notes Offering (i) to repay outstanding revolving credit facility borrowings in the amount of $830 million, and (ii) to pay any costs, fees and expenses in connection with the foregoing. The Company intends to use the remaining net proceeds for general corporate purposes, including, without limitation, for repurchases of capital stock, working capital and capital expenditures.

Indenture

The terms of the 2033 Notes and related subsidiary guarantees are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the Company, as issuer, certain subsidiaries of the Company, as guarantors (collectively, the “Guarantors”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”).

Interest and Maturity. The 2033 Notes bear interest at a rate of 6.750% per annum and mature on July 15, 2033. Interest is payable on the 2033 Notes on January 15 and July 15 of each year, commencing on January 15, 2026.

Guarantees. The Company’s obligations under the 2033 Notes and the Indenture are jointly and severally and fully and unconditionally guaranteed by each of the Company’s domestic subsidiaries that guarantee the Company’s obligations under its existing senior secured credit facilities and any future domestic subsidiaries that guarantee indebtedness obligations of the Company or any other Company subsidiary, subject to certain exceptions set forth in the Indenture.

Ranking. The 2033 Notes and related subsidiary guarantees are the unsecured senior obligations of the Company and the Guarantors, respectively, and (i) rank equally in right of payment with all other existing and future senior indebtedness of the Company and the Guarantors; (ii) are effectively subordinated to all existing and future secured indebtedness and secured guarantees of the Company and the Guarantors (including indebtedness and guarantees under the Company’s existing senior secured credit facilities) to the extent of the value of the collateral securing such indebtedness and guarantees; (iii) are structurally subordinated to all existing and future indebtedness, guarantees and other liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the 2033 Notes; and (iv) are senior in right of payment to all of the Company’s existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the 2033 Notes.

Covenants. The Indenture contains restrictive covenants that limit the ability of the Company and its Guarantors to, among other things, create certain liens; enter into certain sale/leaseback transactions; or merge with or into, or convey, transfer or lease all or substantially all its assets. These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the outstanding 2033 Notes may declare the principal of and accrued but unpaid interest on all of the 2033 Notes to be due and payable immediately.

Optional Redemption. At any time prior to July 15, 2028, the Company may redeem the 2033 Notes, in whole or from time to time in part, at a “make-whole” premium as set forth in the Indenture and form of 2033 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after July 15, 2028, the Company may redeem the 2033 Notes, in whole or from time to time in part at the redemption prices set forth in the Indenture and form of 2033 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to July 15, 2028, the Company may redeem up to 40% of the original aggregate principal amount of the 2033 Notes with the net cash proceeds of certain equity offerings, as described in the Indenture, at a redemption price equal to 106.750% of the principal amount of the 2033 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control events, the Company must offer to repurchase all of the 2033 Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

No Registration Rights or Listing. The 2033 Notes and related subsidiary guarantees do not have the benefit of any registration or similar rights. The 2033 Notes will not be listed on any securities exchange.

The foregoing descriptions of the Indenture and the 2033 Notes do not purport to be complete and are qualified in their entirety by reference to the actual Indenture and form of 2033 Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 23, 2025, by and among DaVita Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 6.750% Senior Notes due 2033 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: May 23, 2025	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Financial Officer and Treasurer